                                                                   EXHIBIT 99.3


                           SIGHT RESOURCE CORPORATION
                           Consolidated Balance Sheet
                                 (In thousands)
                                   (unaudited)
                                    ---------

                                                          As of
                                                    January 31, 2005
                                                    ----------------
                                                       (unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents                               $    912
Accounts Receivable, Net of Allowance                        554
Inventories                                                  951
Prepaid Expenses and Other Current Assets                    162

Total Current Assets                                       2,579
                                                        --------

Property and Equipment, net                                  128
Other Assets:
Intangible Assets, net                                        na


          Total assets                                  $  2,707
                                                        ========

LIABILITIES
Post Petition Liabilities:
Accounts Payable                                             670
Wages & Salaries                                             128
Taxes                                                         12

Total Post Petition Liabilities                              810

Secured Liabilities                                          182

Pre Petition Liabilities:
Taxes & Other Priority Liabilities                           785
Unsecured Liabilities                                      8,311

Total Pre Petition Liabilities                             9,096
                                                        --------

Total Liabilities                                         10,088
                                                        --------

Paid-in capital                                           51,067
Accumulated deficit Pre Petition                         (58,188)
Retained Earnings Post Petition                             (260)

Total stockholders' equity                                (7,381)
                                                        --------

                      Total Liabilities & Equity        $  2,707
                                                        ========


See accompanying notes to consolidated financial statements

                           SIGHT RESOURCE CORPORATION
                      Consolidated Statement of Operations
                                 (In thousands)
                                   (unaudited)
                                    ---------


                                                    January 2005      Filing to Date
                                                    ------------    ------------------
                                                                    June 24, 2004 thru
                                                    Jan 1st-31st       Jan 31, 2005
                                                    ------------    ------------------
Net revenue                                           $  1,223           $ 10,202

Cost of revenue                                            325              2,695
                                                      --------           --------

Gross profit                                               898              7,507

Selling, general and administrative expenses               998              7,375
                                                      --------           --------

Income/(Loss) from operations                             (100)               132

Non-operating Income/(Expenses)                            255               (393)
                                                      --------           --------

Net Profit/(Loss)                                          155               (261)
                                                      --------           --------





See accompanying notes to consolidated financial statements.

                          NOTES TO FINANCIAL STATEMENTS



(1) On June 24, 2004 (the "Chapter 11 Bankruptcy Filing Date"), Sight Resource Corporation (the "Company") and its subsidiaries each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. No trustee has been appointed, and the Company and its subsidiaries continue to manage their business as debtors in possession.

(2) The accompanying statements are unaudited, have been prepared to comply with filing requirements of the Office of the United States Trustee, and do not conform to generally accepted accounting principles. The last audit of the Company's financial statements was completed as of and for the period ended December 29, 2001.

(3) The accompanying financial statements have been prepared on a basis reflecting the write off, as of a date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets. Except for the write off of goodwill and other intangible assets, the financial statements have been prepared on a "going concern" basis and do not reflect any reductions in the carrying value of assets or other adjustments that may be appropriate for financial statements prepared on a liquidation basis.

(4) The liabilities reflected in the accompanying financial statements do not include claims of lessors in respect of store leases rejected by the Company during the bankruptcy process. Such claims will be substantial. There may also be other claims filed by creditors against the Company in the Chapter 11 proceedings that are not reflected as liabilities in the accompanying financial statements.

(5) The Accumulated Deficit Pre-Petition has been calculated on the basis of unaudited operating results since December 29, 2001 (that being the date of the last audit of the Company's financial statements) and reflecting the write off, as of the date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets.

(6) Non-Operating Expenses are net of interest income and include professional fees, U.S. Trustee fees, and personnel retention bonuses.

(7) Non-Operating Income includes gain from the sale of substantially all of the assets of the Company's subsidiary, Eyeglass Emporium, Inc., to Vision Point I, LLC and Vision Point II, LLC on January 31, 2005 for cash consideration in the amount of $620,000, plus assumption of certain liabilities.